UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2003

VCG HOLDING CORP.

(Exact name of registrant as specified in its charter)

Colorado	000-50291	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 W. Evans, Suite 200, Denver, CO 80223

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

The following events occurred on June 23, 2003:

VCG Holding Corp. (the “Company”) authorized the issuance of 1,400,000 shares of restricted common stock to Lowrie Management LLP, an affiliate of Troy H. Lowrie, the Chairman of the Board and Chief Executive Officer of the Company, in connection with Lowrie Management’s election to convert its $1,400,000 promissory note of the Company into shares of common stock at a rate of $1.00 per share. The conversion was completed on July 1, 2003.

In connection with the purchase of Centerfolds nightclub in Denver from Larisa, Inc. for $1,300,000, the Company authorized a loan of $1,300,000 to Mr. Lowrie pursuant to a promissory note, due in one year at six and one half percent (6.5%) interest, secured by the stock of VCG Restaurant Denver, Inc. “VCGD” Mr. Lowrie purchased the club in the name of VCGD and will transfer VCGD to the Company upon the approval of a liquor license for the club. Upon the approval of the liquor license, the Company will purchase VCGD by canceling the note. In the event the liquor license is not approved, the Company will have the option to purchase VCGD or to require Mr. Lowrie pay the loan.

The Company approved a line of credit with Thomas O’Hara for $700,000 with an annual interest rate of six and half percent (6.5%), and issued Mr. O’Harra 23,333 shares of restricted common stock. The Company had drawn the line of credit for the full $700,000 and has repaid $200,000 plus interest on August 1, 2003. The original draw on the note was used in connection with the loan to Mr. Lowrie for the Centerfolds nightclub purchase.

The Company agreed receive an advance of $525,000 to the Company by Lowrie Management (an affiliate of Mr. Lowrie) in connection with the loan to Mr. Lowrie for the purchase of the Centerfolds club. The method of repayment and compensation for the advance are to be determined by the Company’s Compensation Committee. On August 1, 2003 the Company repaid $130,000 of the advance.

The Company authorized the offer to purchase the property on which the Centerfolds nightclub is located, which property includes rental units in addition to the Centerfolds nightclub. The purchase price for the property is $2,850,000. The purchase price includes a $570,000 down payment and a loan from Community Banks of $2,280,000 that will be secured by the property.

The Company adopted a 2003 Stock Option and Stock Bonus Plan and reserved 250,000 shares of common stock for issuance under the Plan. The Company authorized the preparation and filing of a Form S-8 registration statement to register the 250,000 shares of common stock reserved for issuance under the Plan.

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Item 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

10.13	Promissory Note, dated June 3, 2003, between VCG Holding Corp. and Troy H. Lowrie

10.14	Line of Credit and Security Agreement, dated May 23, 2003, between VCG Holding Corp. and Thomas O’Harra

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2003	VCG HOLDING CORP.

	By:	/s/ Troy H. Lowrie
Troy H. Lowrie, Chairman of the Board and Chief Executive Officer

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EXHIBIT INDEX

10.13	Promissory Note, dated June 3, 2003, between VCG Holding Corp. and Troy H. Lowrie

10.14	Line of Credit and Security Agreement, dated May 23, 2003, between VCG Holding Corp. and Thomas O’Harra

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